FORM 8–K  —  CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

TEKNOWLEDGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14793	94-2760916
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Embarcadero Road, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (650) 424-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Irwin Roth to the Teknowledge Board of Directors

The Teknowledge Board of Directors elected Mr. Irwin Roth as a Director of Teknowledge on June 1, 2005. Mr. Roth came highly recommended by outside references, based on his deep experience in both business and law.

Irwin Roth is the Chairman of the Board and CEO of Auricast, Inc. He is also the Chairman of the Board and CEO of V Entertainment, Ltd., On-Line Entertainment Network, Inc., and Color Q, Inc. He is a Director of Com-Guard, Inc. In past years, he has served as a director and officer of numerous companies. Mr. Roth has been a practicing attorney for over 45 years in New York City, where he specializes in securities and entertainment law. He received his B.A. degree in Political Science in 1952, and a Juris Doctor degree in 1955 from the University of Michigan.

Mr. Roth is expected to be nominated to Teknowledge´s Audit Committee. His election to the Board of Directors will come up for renewal at the 2006 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teknowledge Corporation
(Registrant)

Date: June 7, 2005	by: /s/ Dennis A. Bugbee
Dennis A. Bugbee, Vice President Finance, Chief Financial Officer